Exhibit 10.1

AGREEMENT

THIS AGREEMENT is entered into this 9th day of May, 2018 by and between Ergon Terminaling, Inc. (“Ergon”) and Blueknight Energy Partners, L. P. (“BKEP”).

WITNESSETH:

WHEREAS, BKEP has requested Ergon to invest in a joint venture with a to-be-formed subsidiary of Alta Mesa Resources, Inc. (“Alta Mesa”) to develop, construct, own, and operate a crude oil pipeline and related equipment and tankage originating in Kingfisher County, Oklahoma and terminating at BKEP’s Cushing Oklahoma terminal;

WHEREAS, as part of the arrangement with respect to the joint venture, BKEP has represented to Ergon that a BKEP subsidiary would be the construction manager and operator of the pipeline;

WHEREAS, BKEP has agreed it will purchase this investment from Ergon in the future; and

WHEREAS, BKEP and Ergon wish to memorialize the terms of their agreement regarding this investment.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties covenant and agree as follows:

1.	Ergon’s Obligations.

(a)
Ergon has formed a Delaware limited liability company, Ergon - Oklahoma Pipeline, LLC (“DEVCO”), which will acquire a fifty percent (50%) membership interest in a to-be-formed limited liability company (“Cimarron Express Pipeline, LLC” or “JV Company”) which will design, construct, own, operate, and maintain an approximately sixty-five (65) mile, sixteen-inch (16”) pipeline from Alta Mesa’s truck unloading terminal in Kingfisher County, Oklahoma to BKEP’s western terminal in Cushing, Oklahoma (the “STACK Pipeline Project”). Ergon will fund by contributions to the Cimarron Express Pipeline, LLC up to fifty percent (50%) of the cost to design and construct the STACK Pipeline Project, which is currently estimated to be Ninety-Six Million Three Hundred Thousand Dollars ($96,300,000) (exclusive of working capital) for the entire project.

(b)
Upon receipt the Purchase Price (as hereinafter defined), Ergon shall be obligated to convey one hundred percent (100%) of the authorized and outstanding member interests in DEVCO to BKEP or its designee. Until DEVCO is purchased by BKEP, Ergon will be entitled to all rights and will be subject to all obligations as a member of Cimarron Express Pipeline, LLC., including, but not limited to, profits, losses, and distributions.

(c)	Ergon’s good faith performance of its obligations under the limited liability company agreement of Cimarron Express Pipeline, LLC

2.	BKEP’s Obligations.

(a)	BKEP Pipeline, L.L.C.’s good faith performance of its obligations under the Construction Management Agreement, and the Operating Agreement with Cimarron Express Pipeline, LLC.

(b)	BKEP shall be obligated to purchase DEVCO if Ergon exercises the Put as herein after defined.

(c)
For the period prior to the Closing of the purchase of DEVCO, BKEP shall remit to Ergon monthly seventy-five percent (75%) of the revenue attributable to the lease of BKEP tankage at Cushing to the JV Company. This remittance shall cease upon the purchase of DEVCO by BKEP.

3.	Purchase Price.

(a)
The purchase price for DEVCO shall be computed by taking Ergon’s total investment in the STACK Pipeline Project including, but not limited to, working capital, cash, out-of-pocket expenses, engineering, project management, construction, legal, and accounting costs, plus interest at the rate of nine percent (9%) per annum compounded annually on each component from the last day of the month in which the expenditure is made less any distributions from the Cimarron Express Pipeline, LLC and payments to Ergon from BKEP as set forth in Section 2(c) (adjusted for income taxes)(the “Purchase Price”). Reasonable compensation for the time reasonably expended by Ergon personnel on the STACK Pipeline Project shall be a component of the Purchase Price which will continue to accrue until Closing and shall be computed in accordance with Exhibit A. The budget for such time to be expended by Ergon personnel on the STACK Pipeline Project shall be attached as part of Exhibit A.

(b)	The Purchase Price shall be paid in cash at closing.

4.	The Call.
BKEP shall have the right, at any time, to purchase one hundred percent (100%) of the authorized and outstanding member interests in DEVCO from Ergon for the Purchase Price by giving written notice to Ergon (the “Call”). If exercised, the transaction will be memorialized by a membership interest purchase agreement as set forth in Exhibit “B” (the “MIPA”) and shall close within sixty (60) days of receipt of such written notice, or at such other time as Ergon and BKEP may mutually agree. Closing shall take place by the electronic exchange of the appropriate documentation, with any originals as may be required to be exchanged by mail promptly following the electronic closing.

5.	The Put.

(a)
Ergon shall have the right to require BKEP to purchase one hundred percent (100%) of the authorized and outstanding member interests of DEVCO for the Purchase Price (the “Put”) at any time beginning the earlier of (i) eighteen (18) months from the formation of the JV Company or (ii) six (6) months after Mechanical Completion (as defined in the Construction Management Agreement between Cimarron Express Pipeline, LLC and BKEP Pipeline, L.L.C.) of the STACK Pipeline Project. The time periods in (i) and (ii) may be extended by an event of Force Majeure (as hereinafter defined) for a period of up to six (6) months from the date of the event but under no circumstances may the applicable time period extend past March 31, 2020. Once the Put is exercised, BKEP will have sixty (60) days in which to close, or such other time period as Ergon and BKEP may mutually agree. Failure to close within the stated time period shall trigger an interest rate of twelve percent (12%) per annum (the “Default Rate”).

(b)
Notwithstanding the foregoing time period, Ergon may exercise the Put in its sole discretion and require BKEP to purchase one hundred percent (100%) of the authorized and outstanding member interests of DEVCO upon the occurrence of an event of dissolution of the Cimarron Express Pipeline, LLC pursuant to Article 13 of the company’s limited liability company agreement. In the event of a dissolution, Ergon’s remedy, in addition to interest at the Default Rate, shall be the right to require BKEP to purchase DEVCO for the Purchase Price within sixty (60) days of written notice of the Put. The Purchase Price shall be net of proceeds received by Ergon, if any, attributable to the dissolution (adjusted for income taxes).

6.	Force Majeure.
Force Majeure shall have the meaning set forth in the Construction Management Agreement and shall only be effective to extend the time period for the Put as set forth in Section 5(a) above to the extent that the Cimarron Express Pipeline, LLC agrees that an event of Force Majeure has occurred and shall only be for the period that the event of Force Majeure remains in effect under the Construction Management Agreement.

7.	Notices.
All notices and communications required or permitted to be given hereunder shall be sufficient in all respects (a) if given in writing and delivered personally, (b) if sent by overnight courier, (c) if mailed by U.S. Express Mail or by certified or registered United States Mail with all postage fully prepaid, or (d) sent by electronic transmission (provided any such electronic transmission is confirmed either orally or by written confirmation) and, in each case, addressed to the appropriate Party hereto at the address for such Party shown below or at such other address as such Party shall have theretofore designated by written notice delivered to the Party giving such notice:

BKEP:
Blueknight Energy Partners, L.P.
6060 American Plaza, Suite 600
Tulsa, OK 74135
Attention: Mark Hurley
Telephone: 713-632-8805
E-mail: mhurley@bkep.com

With a copy to:
Blueknight Energy Partners, L.P.
6060 American Plaza, Suite 600
Tulsa, OK 74135
Attention: Joel W. Kanvik
Telephone: 918-237-4030

Ergon:

Ergon Terminaling, Inc.
Attention:    Emmitte J. Haddox
2829 Lakeland Drive, Suite 2000
Flowood, MS 39232
Telephone:    601-933-3000
E-mail: Emmitte.Haddox@ergon.com
With a copy to:
Watson Heidelberg, PLLC
2829 Lakeland Drive, Suite 1502
Flowood, MS 39232
Attention:    J. Kevin Watson
Telephone:    601-939-8900
E-Mail: kwatson@whjpllc.com

8.	Governing Law.
THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION.

9.	Entirety of Agreement.
THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES REGARDING THE INVESTMENT IN DEVCO AND SUPERSEDES ALL OTHER PRIOR AND CONTEMPORANEOUS AGREEMENTS, WHETHER WRITTEN OR ORAL, BETWEEN THE PARTIES AND RELATED THERETO. NO VARIATIONS, MODIFICATIONS, OR CHANGES SHALL BE BINDING UPON A PARTY UNLESS EFFECTUATED BY AN INSTRUMENT IN WRITING EXECUTED BY A DULY AUTHORIZED OFFICER OR A DULY AUTHORIZED AGENT FOR IT.

10.	Captions or Headings.
The headings appearing at the beginning of each Section are all inserted and included solely for convenience and shall never be considered or given any effect in construing this Agreement, or any provision or provisions hereof, or in connection with determining the duties, obligations, or liabilities of the Parties or in ascertaining intent, if any question of intent should arise.

11.	Assignment.
This Agreement and its attendant rights may not be assigned, transferred, subcontracted, or otherwise conveyed by either Party without the express written consent of the other Party; provided however, a Party may assign its rights and obligations under this Agreement to an Affiliate with the prior consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed. Any such assignment without consent shall be void.

12.	Duplicate Originals.
This Agreement is executed in duplicate originals, with one original to be retained by Ergon and one original to be retained by BKEP.

13.	No Third-Party Beneficiary.
Nothing in this Agreement, express or implied, shall entitle any Person other than the Parties or their respective successors and permitted assigns to any claim, remedy or right of any kind; provided that only a Party and its successors and permitted assigns will have the right to enforce the provisions of this Agreement on its own behalf.

14.	Severability.
If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not materially affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

15.	Waiver.
No waiver by either Party of the performance of any provision, condition or requirement in this Agreement will be deemed to be a waiver of, or in any manner release the other Party from performance of any other provision, condition or requirement in this Agreement; and it will not be deemed to be a waiver of, or in any manner release the other Party from, future performance of the same provision, condition or requirement; and no delay or omission of a Party in exercising any right under this Agreement will in any manner impair the exercise of any such right or any like right accruing to it thereafter. No waiver will be effective unless made in writing and signed by the Party to be charged with such waiver.

16.	Exhibits, Schedules, and MIPA.
In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any Exhibit, Schedule, or the MIPA, the terms and conditions of this Agreement govern and control.

17.	Joint Efforts.
This Agreement will be considered for all purposes as prepared through the joint efforts of the Parties and will not be construed against one Party or the other as a result of the preparation, submittal or other event of negotiation, drafting or execution of the Agreement.

18.	Counterparts.
This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by facsimile or other electronic transmission shall be deemed an original signature hereto.

THIS SPACE INTENTIONALLY LEFT BLANK

IN TESTIMONY WHEREOF, witness the hands and seals of the Parties as of the date of this Agreement.

Blueknight Energy Partners, L.P.

By:	/s/ Mark A. Hurley
Name:	Mark A. Hurley
Title:	CEO

Ergon Terminaling, Inc.

By:	/s/ Joel Pastorek
Name:	Joel Pastorek
Title:	President

EXHIBIT “A”

PURCHASE PRICE FORMULA

Capital Contributions to Cimarron Express Pipeline, LLC

Initial Contribution

Additional Contributions

(1) [Date]

(2) [Date]

(3) [Date]

(4) [Date]

Out-of-Pocket Expenses

Travel

Corporate Charter

Corporate Plane

All other travel expenses

Legal

Miscellaneous

Internal Costs[1]

Eng./Env./Proj.Mgmt

Ops/Upstream

Accounting/Finance

Sr. Mgmt.

Exec. Mgmt.

____________________________________
1 Per the rate sheet and time sheets, updated on a monthly basis.

Interest[2]

Total as of [Date]

Less:

Distributions from the Joint Venture

and Rental Payments from 2. c.[3]

Balance due:

____________________________________
2 Interest accrues at the rate of nine percent (9%) per annum from the first day of the month following the month in which the advancement was made as to Capital Contributions and Out-of-Pocket Expenses. Interest will not accrue on the Internal Costs. Formula updated monthly
3 Adjusted for income taxes

EXHIBIT “B”

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”) is made and entered into on ________________, by and between Ergon Terminaling, Inc. (“Ergon”) and Blueknight Energy Partners, L. P. (“BKEP”).
W I T N E S S E T H:
WHEREAS, Ergon owns all of the issued and outstanding membership interests of DEVCO; and
WHEREAS, Ergon desires to sell, and BKEP desires to purchase in exchange for cash, all of the issued and outstanding membership interests of DEVCO owned by Ergon (“Membership Interests”).
NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties hereto hereby agree as follows:
1.Membership Interest Purchase.
(a)On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, BEKP shall purchase from Ergon and Ergon shall sell, assign convey, and transfer to BKEP, all of the Membership Interests, free and clear of any liens, restrictions on transfer (other than restrictions arising under the law), options, rights, calls commitments, proxies or other contract rights.
(b)In consideration of the purchase of the Membership Interest by BKEP, BKEP shall pay to Ergon the Purchase Price as calculated in the formula set forth on Schedule 1.

2.	Purchase Price.
(a)The Purchase Price for the Membership Interests shall be computed by taking Ergon’s total investment in the STACK Pipeline Project including, but not limited to, working capital, cash, out-of-pocket expenses, engineering, project management, legal and accounting costs, plus interest at the rate of nine percent (9%) per annum compounded annually on each component from the last day of the month in which the expenditure is made less any distributions from the Cimarron Express Pipeline, LLC (adjusted for income taxes)( the “Purchase Price”). Reasonable compensation for the time reasonably expended by Ergon personnel on the STACK Pipeline Project shall be a component of the Purchase Price and shall be computed in accordance with Schedule 1.
(b)Not later than five (5) Business Days prior to the Closing Date, Ergon shall deliver to BKEP a written statement showing Ergon’s good faith calculation of the Purchase Price.
(c)The Purchase Price shall not include any working capital in DEVCO. Immediately prior to the Closing, Ergon may cause DEVCO to distribute to Ergon all cash or cash equivalents held and owned by DEVCO.

3.	Closing.
(a)Closing Date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place by the electronic exchange of the appropriate documentation, with any originals as may be required to be exchanged by mail promptly following the electronic closing, not later than the sixtieth (60th) day following exercise of the Put or the Call as defined in that certain Agreement between the parties dated May 9th, 2018 or at such other place or on such other date as may be mutually agreeable to BKEP and Ergon. The date

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and time of the Closing are herein referred to as the “Closing Date”.
(b)Closing Deliveries. Subject to the conditions set forth in this Agreement, each of the Parties shall deliver to the other the following on the Closing Date (the “Closing Deliveries”):
(i)Ergon Deliveries. At Closing, Ergon shall deliver to BKEP:

(1)	all corporate books and records of the DEVCO;

(2)	a copy of the signed entry into the Members’ Registry Book of DEVCO, duly recorded into such book, certifying the transfer of ownership of all of DEVCO’s Membership Interests to Buyer;

(3)	a resolution duly adopted at a meeting or by unanimous written consent of Ergon pursuant to which Ergon, approved the transfer to BKEP of the Membership Interests held by Ergon;

(4)	the resignation letters of the managers of DEVCO duly signed and effective as of the Closing Date;
(ii)BKEP Deliveries. At Closing, BKEP shall deliver to Ergon:

(1)	duly adopted corporate resolutions of DEVCO electing managers to succeed Ergon’s resigning managers effective as of the Closing Date;

(2)	the Purchase Price by wire transfer of immediately available funds to an account or accounts designated by Ergon.

4.	Conditions to BKEP’s Obligation to Close.
The obligation of BKEP to consummate the transactions contemplated by this Agreement is subject to the fulfillment of the following conditions as of the Closing Date:

(a)Ergon representations shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date.
(b)Ergon shall have performed and complied in all material respects with all of the covenants and agreement required to be performed under this Agreement.

5.	Conditions to Ergon’s Obligation to Close.
The obligation of Ergon to consummate the transactions contemplated by this Agreement is subject to the fulfillment of the following conditions as of the Closing Date:

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(a)BKEP representations shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date.
(b)BKEP shall have performed and complied in all material respects with all of the covenants and agreement required to be performed under this Agreement including delivery of the Purchase Price.

6.	Ergon Representations.
Ergon represents and warrants as follows:
(a)DEVCO is duly organized, validly existing, and in good standing under the laws of the State of Delaware.
(b)The execution, delivery and performance by Ergon of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not (i) result in a violation or breach of any provision of the respective organizational documents of Ergon or DEVCO, (ii) result in a violation or breach of any provision of any law or governmental order applicable to Ergon or DEVCO; or (iii) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any material contract. No consent, approval, license, governmental order, declaration or filing with, or notice to, any governmental authority is required by or with respect to Ergon or DEVCO in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
(c)DEVCO owns fifty percent (50%) of the authorized and outstanding member interests in Cimarron Express Pipeline, LLC. The limited liability company agreement of Cimarron Express Pipeline, LLC has not been materially amended, modified, or otherwise changed since it was executed.

7.	BKEP Representations.
BKEP represents and warrants as follows:

(a)BKEP is duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full power and authority to enter into this Agreement and to perform its obligations hereunder.
(b)BKEP has all requisite power, authority and legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. Each of the Conflicts Committee of the Board of Directors and the Board of Directors of the General Partner of BKEP has duly approved this Agreement and has duly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. No other corporate proceedings on the part of BKEP is necessary to approve and authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by BKEP and constitutes the valid and binding agreement of BKEP, enforceable against BKEP in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar applicable law affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

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8.	Indemnification.
(a)The representation and warranties contained herein shall survive Closing and shall remain in full force and effect for six (6) months from the Closing Date.
(b)Ergon shall indemnify BKEP against and shall hold BKEP harmless from an against any and all losses incurred or sustained by or imposed upon BKEP based upon, arising out of with respect to or by reason of any material inaccuracy in or breach any representation set forth in Section 6.
(c)BKEP shall indemnify Ergon against and shall hold Ergon harmless from an against any and all losses incurred or sustained by or imposed upon Ergon based upon, arising out of with respect to or by reason of any material inaccuracy in or breach any representation set forth in Section 7.

9.	Notices.
All notices and communications required or permitted to be given hereunder shall be sufficient in all respects (a) if given in writing and delivered personally, (b) if sent by overnight courier, (c) if mailed by U.S. Express Mail or by certified or registered United States Mail with all postage fully prepaid, or (d) sent by electronic transmission (provided any such electronic transmission is confirmed either orally or by written confirmation) and, in each case, addressed to the appropriate Party hereto at the address for such Party shown below or at such other address as such Party shall have theretofore designated by written notice delivered to the Party giving such notice:
BKEP:
Blueknight Energy Partners, L. P.
6060 American Plaza, Suite 600
Tulsa, OK 74135
Attention:    Mark Hurley
Telephone: 713-632-8805
E-mail:     mhurley@bkep.com
With a copy to:
Blueknight Energy Partners, L.P.
6060 American Plaza, Suite 600
Tulsa, OK 74135
Attention:    Joel W. Kanvik
Telephone:    918-237-4030
E-mail: jkanvik@bkep.com

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Ergon:

Ergon Terminaling, Inc.
Attention:    Emmitte J. Haddox
2829 Lakeland Drive, Suite 2000
Flowood, MS 39232
Telephone:    601-933-3000
E-mail: Emmitte.Haddox@ergon.com
With a copy to:
Watson Heidelberg, PLLC
2829 Lakeland Drive, Suite 1502
Flowood, MS 39232
Attention:    J. Kevin Watson
Telephone:    601-939-8900
E-Mail: kwatson@whjpllc.com
10.Governing Law.
THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION.

11.	Entirety of Agreement.
THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES REGARDING THE INVESTMENT IN DEVCO AND SUPERSEDES ALL OTHER PRIOR AND CONTEMPORANEOUS AGREEMENTS, WHETHER WRITTEN OR ORAL, BETWEEN THE PARTIES AND RELATED THERETO. NO VARIATIONS, MODIFICATIONS, OR CHANGES SHALL BE BINDING UPON A PARTY UNLESS EFFECTUATED BY AN INSTRUMENT IN WRITING EXECUTED BY A DULY AUTHORIZED OFFICER OR A DULY AUTHORIZED AGENT FOR IT.

12.	Captions or Headings.
The headings appearing at the beginning of each Section are all inserted and included solely for convenience and shall never be considered or given any effect in construing this Agreement, or any provision or provisions hereof, or in connection with determining the duties, obligations, or liabilities of the Parties or in ascertaining intent, if any question of intent should arise.

13.	Assignment.
This Agreement and its attendant rights may not be assigned, transferred, subcontracted, or otherwise conveyed by either Party without the express written consent of the other Party; provided however, a Party may assign its rights and obligations under this Agreement to an Affiliate with the prior consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed. Any such assignment without consent shall be void.

14.	Duplicate Originals.

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This Agreement is executed in duplicate originals, with one original to be retained by Ergon and one original to be retained by BKEP.

15.	No Third-Party Beneficiary.

Nothing in this Agreement, express or implied, shall entitle any Person other than the Parties or their respective successors and permitted assigns to any claim, remedy or right of any kind; provided that only a Party and its successors and permitted assigns will have the right to enforce the provisions of this Agreement on its own behalf.

16.	Severability.
If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not materially affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

17.	Waiver.
No waiver by either Party of the performance of any provision, condition or requirement in this Agreement will be deemed to be a waiver of, or in any manner release the other Party from performance of any other provision, condition or requirement in this Agreement; and it will not be deemed to be a waiver of, or in any manner release the other Party from, future performance of the same provision, condition or requirement; and no delay or omission of a Party in exercising any right under this Agreement will in any manner impair the exercise of any such right or any like right accruing to it thereafter. No waiver will be effective unless made in writing and signed by the Party to be charged with such waiver.

18.	Exhibits and Schedules.
In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any Exhibit or Schedule, the terms and conditions of this Agreement govern and control.

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19.	Joint Efforts.
This Agreement will be considered for all purposes as prepared through the joint efforts of the Parties and will not be construed against one Party or the other as a result of the preparation, submittal or other event of negotiation, drafting or execution of the Agreement.

20.	Counterparts.
This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by facsimile or other electronic transmission shall be deemed an original signature hereto.
IN TESTIMONY WHEREOF, witness the hands and seals of the Parties as of the date of this Agreement.

Blueknight Energy Partners, L.P.

By:
Name:
Title:

Ergon Terminaling, Inc.

By:
Name:
Title:

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